UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2007

TRIARC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-2207 (Commission File Number)	38-0471180 (IRS Employer Identification No.)

1155 Perimeter Center West Atlanta, GA (Address of principal executive offices)		30338 (Zip Code)

Registrant’s telephone number, including area code: (678) 514-4100

Former Address:

280 Park Avenue

New York, NY 10017

Telephone (212) 451-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

In connection with its corporate restructuring, Triarc Companies, Inc. (“Triarc”) announced on December 21, 2007 that it had completed the previously announced sale of Deerfield & Company LLC (“Deerfield”) pursuant to a definitive agreement with Deerfield Triarc Capital Corp. (“DFR”), a diversified financial company that is externally managed by a subsidiary of Deerfield.

This definitive agreement, the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 17, 2007, was entered into by and among DFR, DFR Merger Company, LLC, a subsidiary of DFR (“Merger Sub”), Deerfield and Triarc (in its capacity as the sellers’ representative). The Merger Agreement replaced a previous agreement that was mutually terminated by the parties on October 19, 2007. Simultaneously with the entering into of the Merger Agreement, DFR also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Triarc Deerfield Holdings, LLC (a subsidiary of Triarc), and Deerfield, Deerfield Capital Management LLC, a subsidiary of Deerfield (“DCM”), and, for certain purposes, Triarc entered into a Termination of Employment and Waiver of Put Rights Agreement (the “Sachs Termination Agreement”) with Gregory H. Sachs, certain of his affiliates and, for certain purposes, DFR.

Set forth below are brief descriptions of the material terms and conditions of each of the Merger Agreement, the Registration Rights Agreement and the Sachs Termination Agreement. These descriptions do not purport to be complete and are qualified in their entirety by the Merger Agreement, which is attached hereto as Exhibit 2.1, the Registration Rights Agreement, which is attached as Exhibit 10.1, and the Sachs Termination Agreement, which is attached as Exhibit 10.2, each of which are incorporated herein by reference.

Merger Agreement

In accordance with the terms of the Merger Agreement, on December 21, 2007 Merger Sub was merged with and into Deerfield, as a result of which Deerfield became an indirect wholly-owned subsidiary of DFR (the “Merger”) and each of the members of Deerfield became entitled to receive the merger consideration described below in consideration for their membership interests in Deerfield.

Consideration Payable Under the Merger Agreement

The aggregate consideration received by Triarc and other members of Deerfield in connection with the Merger consists of 15,000,000 shares of convertible preferred stock of DFR having a liquidation preference of $10.00 per share and a value of $8.21 per share based on the current market value of DFR’s common stock as of the close of business on December 20, 2007 (the “DFR Preferred Stock”), and one of two series of senior secured notes issued by Deerfield having an aggregate principal amount of $75,000,000 (the “Notes”) less approximately $1,000,000 in cash in lieu of such Notes that was paid to certain members of Deerfield. In addition, immediately prior to the Merger Deerfield distributed approximately 329,000 shares of common stock of DFR (the “DFR Common Stock”) that were owned by Deerfield

(having a value as of December 20, 2007 of approximately $2.7 million), and cash for taxes relating to pre-closing periods. Of the aggregate merger consideration, Triarc received approximately 9.6 million shares of DFR Preferred Stock and approximately $48 million principal amount of Series A Notes (as defined below). Triarc also received approximately 206,000 shares of DFR Common Stock that were owned by Deerfield. Accordingly, Triarc received approximately $145 million in nominal consideration for its capital interest of approximately 64% and its profits interest of at least 52% in Deerfield. Upon conversion of the DFR Preferred Stock as described below, Triarc expects that it will own approximately 16% of DFR Common Stock.

Description of DFR Preferred Stock

The DFR Preferred Stock is not initially convertible into DFR Common Stock. The DFR Preferred Stock will be converted automatically into DFR Common Stock on a one-for-one share basis (subject to customary anti-dilution provisions) upon approval of such conversion by the holders of a majority of the outstanding shares of DFR Common Stock (the “Conversion Vote”). DFR intends to hold a special meeting of stockholders to vote on the conversion of the DFR Preferred Stock in the first quarter of 2008. If DFR stockholders do not approve the conversion at this special meeting, the holders of at least 20% of the DFR Preferred Stock will have a one-time right to require DFR to submit the conversion to a vote of stockholders at any subsequent annual meeting of DFR stockholders. The rights and preferences of the DFR Preferred Stock are set forth in articles supplementary filed by DFR with the Maryland State Department of Assessments and Taxation (the “Articles Supplementary”).

The DFR Preferred Stock has the following dividend rights:

(i) for the dividend period from December 21, 2007, the original issuance date of the DFR Preferred Stock, through the dividend record date next following the original issuance date, an amount equal to 5% per annum of the liquidation preference (the “First Dividend”);

(ii) for the dividend period commencing on the day after the dividend record for the First Dividend through the next succeeding dividend record date, an amount equal to the greater of (A) 5% per annum of the liquidation preference or (B) the per share common stock dividend declared for such dividend period; and

(iii) for each succeeding dividend period thereafter, an amount equal to the greater of (A) 5% per annum of the liquidation preference, or (B) the per share common stock dividend declared for such dividend period.

Dividends on the DFR Preferred Stock will be cumulative from the original issuance date, whether or not DFR has earnings, whether or not DFR has legally available funds or whether or not declared by DFR’s Board of Directors or authorized or paid by DFR. However, no cash dividend will be payable on the DFR Preferred Stock

(but nevertheless dividends shall continue to accrue) before the earlier to occur of a Conversion Vote or March 31, 2008.

The DFR Preferred Stock is subject to mandatory redemption in December 2014, at a redemption price equal to the greater of $10.00 per share or the current market price of the DFR Common Stock issuable upon the conversion of the DFR Preferred Stock (assuming conversion immediately prior to the redemption date), plus in each case, accrued and unpaid dividends.

Upon the voluntary or involuntary liquidation, dissolution or winding up of DFR, each share of DFR Preferred Stock will receive prior to the payment to any other equity securities a preference payment equal to the greater of $10.00 per share or the current market price of the common stock issuable upon the conversion of the DFR Preferred Stock (assuming conversion immediately prior to the event of liquidation), plus in each case, accrued and unpaid dividends.

The DFR Preferred Stock, with respect to dividend and distribution rights, redemption rights and rights upon liquidation, dissolution or winding up of DFR, ranks prior or senior to all classes or series of common stock of DFR and any other class or series of capital stock of DFR.

The DFR Preferred Stock has customary director election rights upon certain dividend defaults and has class voting rights upon certain actions that materially adversely affect the rights of the holders of the DFR Preferred Stock.

DFR has agreed to seek a listing for the DFR Preferred Stock on the New York Stock Exchange on or before April 30, 2008 if stockholder approval for the conversion has not occurred by said date. Registration rights for the DFR Preferred Stock are described below under “Registration Rights Agreement.”

Description of Notes

The Notes were issued pursuant to note purchase agreements by and among Buyer Sub and Deerfield (collectively, the “Issuer”), Triarc Deerfield Holdings, LLC and others, and consist of approximately $49 million in principal amount of series A notes (“Series A Notes”) and approximately $25 million in principal amount of series B notes (“Series B Notes” and, together with the Series A Notes, the “Notes”). Triarc Deerfield Holdings, LLC received approximately $48 million principal amount of Series A Notes in connection with the Merger. The Notes will mature in December 2012.

The holders of the Series A Notes and the holders of the Series B Notes entered into an intercreditor agreement (together with the note purchase agreements and related agreements, the “Note Documents”) with respect to their relative rights, which agreement provides, among other things, that the rights of the holders of the Series A Notes, including with respect to repayment of the Series A Notes, will be subordinated to the rights of the holders of the Series B Notes, unless a specified principal amount of Series B Notes is prepaid by June 30, 2008. If such principal amount is repaid by June 30,

2008, the rights of the holders of the two series of Notes will be on a pari passu basis. The Notes are guaranteed by DFR and certain of its subsidiaries and are secured by certain equity interests owned by such guarantors as specified in the Note Documents.

The Notes bear interest at a variable rate based upon the LIBOR and an initial additional margin of 500 basis points per annum. Commencing 24 months after the issuance date, the additional margin will increase by increments of 50 basis points per annum in each three-month period for eighteen months and 25 basis points per annum for each three-month period thereafter.

The Note Documents contain various customary restrictive covenants with respect to DFR and its subsidiaries incurring additional indebtedness or guarantees, creating liens on their assets and certain other matters and in each case subject to those exceptions specified in the Note Documents. In addition, the Note Documents require the Issuer and DFR to use their commercially reasonable efforts to obtain a replacement debt facility the proceeds of which would be used to refinance the obligations under the Notes. The Issuer will be obligated to prepay the Notes upon a Change of Control (as defined in the Note Documents).

The Issuer may redeem the Notes before their maturity from time to time, in whole or in part, at a redemption price equal to 100% of the aggregate outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest. Any redemption of the Notes will be made on a pro rata basis based on the aggregate principal amount of all outstanding Notes as of the date the Issuer provides notice of such redemption.

Subject to the terms of the intercreditor agreement, the Issuer must use a specified portion of the net cash proceeds received by DFR or any of its subsidiaries from any of the following transactions to make an offer to each holder to repurchase such holder’s Notes at an offer price of 100% of the aggregate outstanding principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase: (i) an asset sale outside the ordinary course of business or an event of loss, each as defined in the note purchase agreements and as further described below, (ii) a debt issuance as defined in the note purchase agreements, (iii) an equity issuance as defined in the note purchase agreements, or (iv) certain exercises of warrants, rights or options to acquire capital stock as defined in the note purchase agreements of DFR or any of its subsidiaries, in each case subject to specified exceptions set forth in the Note Documents.

Other Terms and Conditions

Deerfield and Triarc (as the sellers’ representative), on the one hand, and DFR and Merger Sub, on the other hand, have made customary representations, warranties, covenants and agreements to each other in the Merger Agreement. Subject to certain limitations (including caps and baskets) and qualifications, the Merger Agreement contains certain indemnification provisions by Triarc for the benefit of DFR and by DFR for the benefit of the pre-closing members of Deerfield. To the extent Triarc incurs an indemnity obligation, it may pay such obligation using any of the Notes or the DFR Preferred Stock that it received in connection with the Merger (or any of the DFR Common Stock issued upon conversion of the DFR Preferred Stock) subject to certain limitations. Triarc (as the sellers’ representative) will take any actions on behalf of the pre-closing members of Deerfield, including bringing any indemnification claims against DFR. With certain exceptions (including certain covenants agreed to be performed by Triarc following the closing, such as non-compete and non-solicitation covenants), Triarc’s indemnification obligations will terminate one year after the closing of the Merger.

In accordance with the terms of the Merger Agreement, DFR has discontinued the use of “Triarc” in its name and is now known as Deerfield Capital Corp.

Registration Rights Agreement

The Registration Rights Agreement, which was initially entered into by DFR and Triarc Deerfield Holdings, LLC but may be subsequently entered into by any and all of the other members of Deerfield, provides, among other things, that DFR must file, no later than 30 days after entering into the Registration Rights Agreement, a shelf registration statement with the Securities and Exchange Commission (“SEC”) registering the resale of “registrable securities”. The Registration Rights Agreement defines “registrable securities” as shares of DFR Preferred Stock issued pursuant to the Merger Agreement, shares of DFR Common Stock previously held by Deerfield that are being distributed pursuant to the Merger Agreement and shares of DFR Common Stock issuable upon conversion of the DFR Preferred Stock.

Pursuant to the Registration Rights Agreement, DFR must use commercially reasonable efforts to keep the registration statement continuously effective (subject to specified limitations) for a period of two years or until such shares of DFR Preferred Stock or DFR Common Stock, as the case may be, cease to be “registrable securities” under the Registration Rights Agreement. In addition, the Registration Rights Agreement grants additional “demand” and “piggyback” registration rights to holders of the “registrable securities” after the resale registration statement described above is no longer required to be kept effective.

Sachs Termination Agreement

In accordance with the terms of the Sachs Termination Agreement, upon the closing of the Merger (the “Termination Date”), Gregory H. Sachs resigned as a director and officer of Deerfield and its subsidiaries and his employment agreement with Deerfield and DCM terminated. As a result of the Merger, Mr. Sachs is no longer deemed to be an executive officer of Triarc.

In addition, the Sachs Termination Agreement provided that, until the earlier of the consummation of the Merger, the termination of the Merger Agreement or

December 31, 2007, Mr. Sachs and his affiliates would refrain from exercising certain rights they had under the existing operating agreement of Deerfield, including the right to require Triarc to purchase all or a portion of the membership interests in Deerfield held by Mr. Sachs’ affiliates. The Sachs Termination Agreement also provides, among other things, that:

•

Mr. Sachs will be paid a severance benefit equal to the base salary Mr. Sachs would have received had he remained employed with Deerfield and its subsidiaries from the Termination Date until July 22, 2009, in accordance with the severance provisions in Mr. Sachs’ employment agreement;

•	Mr. Sachs will be paid a pro-rated bonus based on Deerfield’s 2007 financial performance;
•

Deerfield and its subsidiaries will use reasonable efforts to provide Mr. Sachs with access to his office space and the services of his administrative assistant until February 29, 2008, at Deerfield’s expense;

•	Deerfield and Triarc will use commercially reasonable efforts to transfer to Mr. Sachs certain key man life insurance policies; and
•	Deerfield and Triarc will release Mr. Sachs and certain related parties from certain claims to the extent they relate to periods occurring prior to the Termination Date.

In consideration for Deerfield’s payment of specified amounts, Mr. Sachs and his affiliates (i) provided a customary release of certain claims they may have against Deerfield, Triarc and certain related parties, and (ii) agreed to certain covenants relating to non-disparagement and non-disclosure of confidential information. Additionally, Mr. Sachs and his affiliates agreed to certain covenants restricting their ability to hire, employ or solicit current or former employees of Deerfield, DCM, DFR and Triarc.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          The disclosure under Item 1.01 of this Current Report on Form 8-K with respect to the Sachs Termination Agreement by and among Deerfield, DCM, Triarc and Gregory H. Sachs and his affiliated parties is incorporated by reference herein.

(e)          The disclosure under Item 1.01 of this Current Report on Form 8-K with respect to the Sachs Termination Agreement by and among Deerfield, DCM, Triarc and Gregory H. Sachs and his affiliated parties is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	2.1	Agreement and Plan of Merger, dated as of December 17, 2007, by and among Deerfield Triarc Capital Corp., DFR Merger Company, LLC, Deerfield & Company LLC and, solely for the purposes set forth therein, Triarc Companies, Inc. (in such capacity, the Sellers’ Representative).

	10.1	Registration Rights Agreement, dated as of December 17, 2007, among Deerfield Triarc Capital Corp., the parties identified as Stockholders on the signature pages thereto and the other persons who may become parties thereto from time to time in accordance therewith and Triarc Companies, Inc., as the Sellers’ Representative.

	10.2	Termination of Employment and Waiver of Put Rights Agreement, dated as of December 17, 2007, among Deerfield & Company LLC, Deerfield Capital Management LLC, Triarc Companies, Inc., Gregory H. Sachs, Sachs Capital Management LLC and Spensyd Asset Management LLLP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Triarc has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2007

TRIARC COMPANIES, INC.

By:	/s/ Stuart I. Rosen
	Name:	Stuart I. Rosen
	Title:	Senior Vice President, General
Counsel and Assistant
Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 17, 2007, by and among Deerfield Triarc Capital Corp., DFR Merger Company, LLC, Deerfield & Company LLC and, solely for the purposes set forth therein, Triarc Companies, Inc. (in such capacity, the Sellers’ Representative).

10.1	Registration Rights Agreement, dated as of December 17, 2007, among Deerfield Triarc Capital Corp., the parties identified as Stockholders on the signature pages thereto and the other persons who may become parties thereto from time to time in accordance therewith and Triarc Companies, Inc., as the Sellers’ Representative.

10.2	Termination of Employment and Waiver of Put Rights Agreement, dated as of December 17, 2007, among Deerfield & Company LLC, Deerfield Capital Management LLC, Triarc Companies, Inc., Gregory H. Sachs, Sachs Capital Management LLC and Spensyd Asset Management LLLP.